UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2016

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5503 Cahuenga Blvd, #203
Los Angeles, CA 91601
(Address of Principal Executive Offices) (Zip Code)

(877) 238-4492
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

SECTION 8 — OTHER EVENTS

Item 8.01

Other Events.

On or around December 28, 2016 we confirmed receipt of a wire transfer of funds from The Doheny Group in the amount of $17,250. This wire was in addition to the separate wire we acknowledged yesterday for the amount of $97,750. This brings the total funds advanced to us in the last weeks by The Doheny Group to a total of $115,000. This completes Phase 2 of the approximately $1 million in financing we announced in October 2016. We anticipate having the first units readied in January 2017 and begin booking reoccurring revenue from these units no later than March 2017. This will nearly double the number of BDI 747 units we have on the road from approximately 1100 to 2100 machines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blow & Drive Interlock, Corp.

By	/s/ Laurence Wainer
Name:	Laurence Wainer
Title:	Chief Executive Officer

Date: December 29, 2016